UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2017, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Five Prime Therapeutics, Inc. (the “Company”) approved and adopted the Five Prime Therapeutics, Inc. Annual Bonus Plan (the “Bonus Plan”), which governs the determination and payment of annual bonus amounts to certain of the Company’s employees, including the Company’s executive officers.

Under the Bonus Plan, if the Company achieves at least 50% of its target for corporate goals for a plan year, each eligible employee will be eligible to receive an annual bonus based on a bonus target (the “Bonus Target”) established by the Company for such employee, with the Bonus Target for each executive officer established by the Committee. The Bonus Target for each employee is measured as a percentage of his or her base pay for the plan year and, except for the Chief Executive Officer, is based on a weighting of (i) such employee’s achievement of his or her personal goals and (ii) the Company’s achievement of its corporate goals. The weighting between personal and corporate goal performance varies by level within the Company, with greater emphasis placed on corporate performance for management and executive officers and a greater emphasis on personal performance for other employees. The Chief Executive Officer’s Bonus Target is based solely on the Company’s achievement of its corporate goals.

Both components of an employee’s Bonus Target will be subject to a multiplier for each plan year. The multiplier for corporate goal achievement is based on the Company’s overall achievement of its corporate goals, among other considerations deemed relevant by the Committee, and may be up to a maximum of 175% of each employee’s Bonus Target for corporate goals. The multiplier for personal goal achievement is based on each employee’s achievement of his or her personal goals, among other considerations deemed relevant by management, or with respect to the executive officers, by the Committee, and may be up to a maximum of 175% of the respective employee’s Bonus Target for personal goals.

The Bonus Plan provides that the employee generally must remain employed with the Company through the date on which bonuses are paid for a particular plan year to be eligible for a bonus for that year.

In the event a Change in Control (as defined in the Company’s 2013 Omnibus Incentive Plan) occurs prior to the end of a plan year, each employee will receive a pro-rated bonus payout on the closing date of such Change in Control, with both the Company’s corporate goal achievement and each employee’s personal goal achievement for such plan year deemed to be 100%. In the event a Change in Control occurs following the end of a plan year but before the bonus with respect to that year has been paid, each employee will receive a bonus for such plan year based on such employee’s actual performance, as determined in accordance with the Bonus Plan.

The foregoing summary of the terms of the Bonus Plan does not purport to be complete and is qualified in its entirety by the terms of the Bonus Plan, which the Company will file as an exhibit to its Form 10-Q for the fiscal quarter ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena

Francis Sarena Chief Strategy Officer and Secretary

Dated: August 25, 2017

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